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                                [LETTERHEAD]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



Re: Nu-kote International, Inc. Employees Savings Plan Registration Statement No. 33-69708


We consent to the incorporation by reference in the above Registration Statement on Form S-8 of our report dated September 25, 1997 to the Plan Participants and Administrator of Nu-kote International, Inc. Employee Savings Plan which is included in this Annual Report on Form 11-K.



COOPERS & LYBRAND L.L.P.

Dallas, Texas
September 25, 1997